UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: November 1, 2000

                   Professional Wrestling Alliance Corporation
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

    33-24108D                                              87-045382
    ---------                                              ---------
(Commission File Number)                    (IRS Employer Identification Number)


                             Rick Bailey, President
                            500 East Cheyenne Avenue
                          North Las Vagas, Nevada 89030
                          -----------------------------
                    (Address of principal executive offices)

                                 (702) 399-4328
                                 --------------
              (Registrant's telephone number, including area code)



             (Former name or address, if changed since last report)

ITEM 5:           OTHER INFORMATION

Pursuant to a Resolution of the Board of Directors of Professional Wrestling Alliance Corporation (the "Company") adopted by unanimous consent on October 27, 2000 and the consent of the Company's majority shareholder, World Alliance Consulting, Inc., dated October 27, 2000, the Company filed a Certificate of Amendment of its Certificate of Incorporation with the State of Delaware on November 1, 2000, wherein the name of the Company was changed from "Professional Wrestling Alliance Corporation" to "TRSG Corporation." A copy of the Certificate of Amendment is attached as an exhibit hereto.

Pursuant to a Resolution of the Board of Directors of Professional Wrestling Alliance Corporation (the "Company") adopted by unanimous consent on October 30, 2000 and the consent of the Company's majority shareholder, World Alliance Consulting, Inc., dated October 30, 2000, the Company authorized a one (1) for twenty (20) reverse split of the Company's $0.001par value common voting stock. Shareholders will receive one (1) post-split share of the Company's $0.001 par value common stock for every twenty (20) pre-split shares of the Company's $0.001 par value common stock.


ITEM 7:           FINANCIAL STATEMENTS AND EXHIBITS

         The following exhibit is included:

         a)  Certificate  of  Amendment  of  Certificate  of   Incorporation  of
         Professional Wrestling Alliance Corporation, filed November 1, 2000 with the State of Delaware


         Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2000
                             Professional Wrestling Alliance Corporation,
                             A Delaware Corporation

                             By:  /s/ Rick Bailey
                             --------------------------------------------
                             Name: Rick Bailey
                             Title:   President





                                        2